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Exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41998 and 333-30085) of Ecology & Environment, Inc. of our report dated October 4, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PriceWaterhouseCoopers LLP

Buffalo, New York
October 29, 2002